Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350

In connection with the annual report of Marinus Pharmaceuticals, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)                                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 12, 2015	/s/ Christopher M. Cashman
President and Chief Executive Officer
(Principal executive officer)

Date: March 12, 2015	/s/ Edward F. Smith
Chief Financial Officer and Treasurer
(Principal financial and accounting officer)